MillerEllin/Company LLP

         Certified Public Accountants            750 Lexington Avenue
                                                 New York, NY   10022-1200

                                                        212 750-9100      Phone
                                                        212 750-2727      Fax
                                                 mec@millerellin.com      e-mail
                                                 -------------------




May 18, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


RE:      The Certo Group, Inc.
         Commission File No. 002-99080



We have read the statements that we understand The Certo Group, Inc. will include in Item 4.01 of the Form 8-K current report it will file regarding a change of independent registered public accounting firms. We agree with such statements made insofar as they relate to our firm.

During the period of our engagement we did not issue a report opining on any financial statements of The Certo Group, Inc. and have no basis to agree or disagree with any other statement made in Item 4.01 of such report.




/s/MILLER, ELLIN & COMPANY, LLP

New York, New York